                                                               Exhibit 11


                     UNION CARBIDE CORPORATION AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                  (In millions of dollars except per share amounts)

                                                        Quarter Ended Sept. 30,
                                                            1994         1993
Earnings Per Share - Primary
  Income                                                  $   96       $   38
  Less:  Preferred stock dividend                              2            3
  Net income available to common stockholders
    for primary income calculation                            94           35
  Cumulative effect of accounting change                       -            -
  Net income - common stockholders                        $   94       $   35

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of shares outstanding    150,009,443  151,639,770
      Dilutive effect of stock options                   4,518,960    3,345,652
                                                       154,528,403  154,985,422

  Earnings per share - primary
    Income                                                $ 0.61       $ 0.23
    Cumulative effect of accounting change                     -            -
    Net income - common stockholders                      $ 0.61       $ 0.23

Earnings Per Share Assuming Full Dilution
  Income                                                  $   96       $   38
  Plus:  Interest on convertible debentures -
           (net of taxes)                                      -            -
  Less:  Additional ESOP contribution resulting from
           assumed conversion of preferred stock               -            -
  Income for fully diluted income calculation                 96           38
  Cumulative effect of accounting change                       -            -
  Net income for fully diluted income calculation         $   96       $   38

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of shares outstanding    150,009,443  151,639,770
      Dilutive effect of stock options                   4,812,336    3,527,626
      Shares issuable upon conversion of UCC
        convertible debentures                                   -            -
      Shares issuable upon conversion of UCC
        convertible preferred stock                     16,503,425   16,790,927
                                                       171,325,204  171,958,323

  Per share assuming full dilution
    Income                                                $ 0.57       $ 0.22
    Cumulative effect of accounting change                     -            -
    Net income                                            $ 0.57       $ 0.22

                                                    Nine Months Ended Sept. 30,
                                                             1994         1993
Earnings Per Share - Primary
  Income                                                  $  232       $  121
  Less:  Preferred stock dividend                              9           10
  Net income available to common stockholders
    for primary income calculation                           223          111
  Cumulative effect of accounting change                       -          (97)
  Net income - common stockholders                           223       $   14

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of shares outstanding    150,737,123  146,698,165
      Dilutive effect of stock options                   4,239,724    3,491,151
                                                       154,976,847  150,189,316

  Earnings per share - primary
    Income                                                $ 1.44       $ 0.74
    Cumulative effect of accounting change                     -        (0.64)
    Net income - common stockholders                      $ 1.44       $ 0.10

Earnings Per Share Assuming Full Dilution
  Income                                                  $  232       $  121
  Plus:  Interest on convertible debentures -
           (net of taxes)                                      -            4
  Less:  Additional ESOP contribution resulting from
           assumed conversion of preferred stock               -            -
  Income for fully diluted income calculation                232          125
  Cumulative effect of accounting change                       -          (97)
  Net income for fully diluted income calculation            232           28

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of shares outstanding    150,737,123  146,698,165
      Dilutive effect of stock options                   5,023,826    3,781,060
      Shares issuable upon conversion of UCC
        convertible debentures                                   -    7,192,395
      Shares issuable upon conversion of UCC
        convertible preferred stock                     16,571,530   16,825,560
                                                       172,332,479  174,497,180

  Per share assuming full dilution
    Income                                                $ 1.35       $ 0.72
    Cumulative effect of accounting change                     -        (0.56)
    Net income                                            $ 1.35       $ 0.16*


* Fully diluted per share amounts are not presented in the Condensed Consolidated Statement of Income where amounts are antidilutive.
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